THERMON REPORTS SECOND QUARTER FISCAL 2019 RESULTS

SAN MARCOS, Texas, October 31, 2018 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the second quarter ("Q2 2019") of the fiscal year ending March 31, 2019 ("Fiscal 2019").

Q2 2019 highlights, compared to the three months ended September 30, 2017 ("Q2 2018"), include:

•	Revenue of $90.2 million compared to $61.6 million, an increase of 46%

•	Fully diluted GAAP EPS was $0.10 per share compared to $0.15 per share

•	Adjusted EPS of $0.22, unchanged

•	Non-GAAP adjusted EBITDA increased 32%

•	Positive book to bill ratio* of 1.06

* New orders (bookings) over revenue (billings)

"We are pleased with our second quarter results. The positive book to bill ratio and healthy backlog position us well as we enter the seasonally strong winter months. Results from our Thermon Heating Systems ("THS") acquisition continue to meet our expectations. Based on our strong performance for the first half of Fiscal 2019, we are increasing our previously reported Fiscal 2019 revenue guidance," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q2 2019, the Company generated revenue of $90.2 million versus $61.6 million in Q2 2018, an increase of $28.5 million or 46%. Organic (excluding THS) revenue was $70.8 million and revenue from THS was $19.4 million in Q2 2019. During Q2 2019, organic (excluding THS) Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) activity accounted for 31% and 69% of revenue, respectively. Substantially all of the revenue contributed by THS would be considered MRO/UE.

Gross margins during Q2 2019 were 44.8% compared to 50.2% in Q2 2018. Although the percentage of MRO/UE was relatively high, Greenfield and UE projects negatively impacted our overall gross margins. Greenfield gross margins declined due to a higher labor component and MRO/UE gross margins declined due to a higher mix of UE projects. Gross margins for our core heat tracing products were improved despite recent inflationary pressure.

Order and backlog levels during Q2 2019 were as follows:

•	Total orders were $95.8 million versus $72.6 million in Q2 2018

•	Organic orders were $78.3 million compared to $72.6 million in Q2 2018, an increase of $5.7 million or 8%

•	Total backlog was $149.6 million compared to $121.1 million in Q2 2018

•	Organic backlog was $122.8 million compared to $121.1 million in Q2 2018, an increase of $1.7 million or 1%

•	THS backlog was $26.8 million and THS orders were $17.5 million

Q2 2019 net income attributable to Thermon and GAAP earnings per share ("EPS") were $3.2 million and $0.10 per fully diluted common share, respectively, compared to $4.8 million and $0.15 per fully diluted common share, respectively, in Q2 2018. GAAP EPS was negatively impacted by $2.4 million or $0.07 of additional interest expense, net of tax, related to the THS acquisition. GAAP EPS was also negatively impacted by $0.02 related to changes in U.S. tax law. After taking into account the impact of intangible amortization and costs related to the THS acquisition in Q2 2018 (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q2 2019 of $7.4 million and Adjusted EPS of $0.22 per fully diluted common share compared to $7.3 million and $0.22 per fully diluted common share, respectively, in Q2 2018.

Adjusted EBITDA was $17.9 million in Q2 2019 as compared to $13.5 million in Q2 2018, an increase of $4.4 million or 32%.

During the first six months of the fiscal year ending March 31, 2019 ("YTD 2019"), the Company generated revenue of $179.1 million compared to $113.4 million in the first six months of the fiscal year ended March 31, 2018 ("YTD 2018"), an increase of $65.7 million or 58%. Organic revenue was $140.9 million and revenue from THS was $38.2 million in YTD 2019.

YTD 2019 orders were $169.7 million compared to $127.7 million in YTD 2018, an increase of $42.0 million or 33%.

YTD 2019 net income attributable to Thermon and GAAP EPS were $6.3 million and $0.19 per fully diluted common share, respectively compared to $5.3 million and $0.16 per fully diluted common share in YTD 2018. After taking into account certain one-time charges in YTD 2019, costs related to the THS acquisition in YTD 2018 and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2019 of $15.2 million and Adjusted EPS of $0.46 per fully diluted common share compared to Adjusted Net Income of $10.0 million and Adjusted EPS of $0.31 per fully diluted common share during YTD 2018.

As of September 30, 2018, the Company had $222.0 million gross of outstanding debt and $28.5 million of cash representing net debt of $193.5 million. Based on our trailing twelve month Adjusted EBITDA (pro forma for the THS acquisition) of the combined businesses, our net debt to trailing twelve month Adjusted EBITDA ratio was 2.4 at September 30, 2018. During Q2 2019, Thermon purchased one-half of the outstanding non-controlling interest related to the previous acquisition of Sumac Fabrication Co. Ltd. (now called Thermon Power Solutions) for $5.7 million.

Outlook

Based on our strong performance during the first half of Fiscal 2019, we are increasing our previously reported full-year revenue guidance. We now anticipate total revenue for the combined business to increase to an estimated range of $379.0 million to $390.0 million for Fiscal 2019. We expect organic revenue to grow 10% to 12% compared to Fiscal 2018. We maintain our expectation that THS revenue will contribute between $85.0 million to $90.0 million for Fiscal 2019.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q2 2019 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free cash flow," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, amortization of other intangible assets and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests,and costs related to the consolidation of our operating footprint in Canada. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon Adjusted EBITDA," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy, chemical processing and power generation capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations; (ix) our ability to protect data and thwart potential cyber attacks; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) a material disruption at any of our manufacturing facilities; (xii) our dependence on subcontractors and suppliers; (xiii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xiv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xv) changes in costs of raw materials; (xvi) our ability to develop and market new products; (xvii) the extent to which federal, state, local, and foreign governmental regulations of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xviii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, as filed with the Securities and Exchange Commission on June 8, 2018. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended		Six Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018		September 30, 2017
Sales	$90,154	$61,631	$179,056		$113,367
Cost of sales	49,795	30,671	98,968		58,593
Gross profit	40,359	30,960	80,088		54,774
Operating expenses:
Marketing, general and administrative and engineering	22,832	17,704	45,261		34,524
Stock compensation expense	1,085	947	2,089		1,732
Depreciation expense	2,274	1,870	4,553		3,582
Amortization of intangible assets	5,496	3,022	11,273		5,961
Income from operations	8,672	7,417	16,912		8,975
Interest income and expense, net	(3,521)	(463)	(6,731)		(1,023)
Debt cost amortization	(416)	(85)	(734)		(174)
Interest expense, net	(3,937)	(548)	(7,465)	—	(1,197)

Other income (expense)	346	(103)	228		(71)
Income before provision for taxes	5,081	6,766	9,675		7,707
Income tax expense	1,756	1,688	2,972		1,915
Net income	3,325	5,078	6,703		5,792

Income attributable to non-controlling interests	98	300	434		535
Net income attributable to Thermon	$3,227	$4,778	$6,269		$5,257

Net income per common share:
Basic income per share	$0.10	$0.15	$0.19		$0.16
Diluted income per share	$0.10	$0.15	$0.19		$0.16
Weighted-average shares used in computing net income per common share:
Basic common shares	32,572	32,408	32,537		32,413
Fully-diluted common shares	33,103	32,790	32,971		32,717

	September 30, 2018 (unaudited)	March 31, 2018
Cash	$28,481	$33,879
Total debt	221,984	217,033
Total equity	337,140	340,853

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Six Months Ended September 30, 2018	Six Months Ended September 30, 2017
GAAP net income attributable to Thermon	$3,227	$4,778	$6,269	$5,257
Interest expense, net	3,937	548	7,465	1,197
Income tax expense	1,756	1,688	2,972	1,915
Depreciation and amortization expense	7,770	4,892	15,826	9,544
EBITDA (non-GAAP)	$16,690	$11,906	$32,532	$17,913
Stock compensation expense	1,085	947	2,089	1,732
Consolidation of operating footprint in Canada	—	—	757	—
Income attributable to non-controlling interests	98	300	434	535
Acquisition related expenses	—	339	—	339
Adjusted EBITDA (non-GAAP)	$17,873	$13,492	$35,812	$20,519

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Six Months Ended September 30, 2018	Six Months Ended September 30, 2017	Adjustment to:
GAAP net income attributable to Thermon	$3,227	$4,778	$6,269	$5,257
Consolidation of operating footprint in Canada	—	—	757	—	Operating expense
Acquisition related expenses	—	339	—	339	Operating expense
Amortization of intangible assets	5,496	3,022	11,273	5,961	Intangible asset amortization
Tax effect of adjustments	(1,356)	(837)	(3,087)	(1,568)
Adjusted net income (non-GAAP)*	$7,367	$7,302	$15,212	$9,989

Adjusted-fully diluted earnings per common share (non-GAAP)*	$0.22	$0.22	$0.46	$0.31

Fully-diluted common shares	33,103	32,790	32,971	32,717

*
Please note that the Company now presents Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS to take into account the impact of intangible amortization. The impact of amortization (net of tax) to Non-GAAP Adjusted EPS was $0.12 and $0.24 per share during the three and six months ended September 30, 2018 and $0.09 and $0.18 per share during the three and six months ended September 30, 2017, respectively.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Six Months Ended September 30, 2018	Six Months Ended September 30, 2017
Cash (used in) provided by operating activities	$6,337	$7,042	$2,115	$12,543
Less: Cash used for purchases of property, plant and equipment	(2,836)	(3,082)	(5,702)	(4,887)
Plus: Sale of rental equipment	411	165	522	169
Plus: Proceeds from sales of land and buildings	—	—	—	8
Free cash flow (used) provided (non-GAAP)	$3,912	$4,125	$(3,065)	$7,833